Exhibit 10.3
WEATHERFORD INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION
STOCK OWNERSHIP PLAN
(As Amended and Restated
Effective December 31, 2008)

WEATHERFORD INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION
STOCK OWNERSHIP PLAN
(As Amended and Restated
Effective December 31, 2008)
     THIS AGREEMENT by Weatherford International, Inc., a Delaware corporation;
W I T N E S S E T H :
     WHEREAS, Weatherford International, Inc. previously established the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan (formerly known as the Energy Ventures, Inc. Executive Deferred Compensation Stock Ownership Plan) (the “Plan") for a select group of management and highly compensated employees; and
     WHEREAS, pursuant to that certain Weatherford Employee Benefit Agreement dated as of April 21, 2008, among Weatherford International, Inc., Weatherford International Ltd., Grant Prideco, Inc., a Delaware corporation and National Oilwell Varco, Inc., a Delaware corporation (“NOV”), effective April 22, 2008, the account of each Plan participant that was credited with units representing shares of Grant Prideco, Inc. common stock was deemed to be credited with a certain number of units representing shares of NOV common stock;
     WHEREAS, the Board of Directors of Weatherford International, Inc. has the authority to amend the Plan from time to time pursuant to Section 9.1 of the Plan;
     WHEREAS, it has been determined that the Plan should be completely amended, restated and continued without a gap or lapse in coverage, time or effect which would cause any Participant to become fully vested or entitled to distribution;

     NOW, THEREFORE, effective as of December 31, 2008, Weatherford International. Inc. agrees that the Plan is amended and restated in its entirety as follows:

WEATHERFORD INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION
STOCK OWNERSHIP PLAN

Section
ARTICLE I — DEFINITIONS
Account	1.1
Assets	1.2
Basic Benefit	1.3
Beneficiary	1.4
Board of Directors	1.5
Change of Control	1.6
Code	1.7
Committee	1.8
Common Shares	1.9
Company	1.10
Company Match	1.11
Compensation	1.12
Corporate Transaction	1.13
Deferral	1.14
Deferred Compensation Ledger	1.15
Disability	1.16
Entity	1.17
ERISA	1.18
Grandfathered Amounts	1.19
Grant Merger	1.20
Grant Spin-Off	1.21
Grant Stock	1.22
NOV	1.23
NOV Shares	1.24
Parent	1.25
Parent Board	1.26
Participant	1.27
Person	1.28
Plan	1.29
Plan Year	1.30
Retirement	1.31
Section 409A	1.32
Section 409A Amounts	1.33
Separation From Service	1.34
Specified Employee	1.35
Sponsor	1.36
Subsidiary	1.37
Trustee	1.38
Vesting Date	1.39
Year of Service	1.40

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WEATHERFORD INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION
STOCK OWNERSHIP PLAN

Section
ARTICLE II — ELIGIBILITY

ARTICLE III — DEFERRALS AND BENEFIT ACCRUALS
Basic Benefit Accrual	3.1
Deferral Election	3.2
Company Match Accrual	3.3
Reduction of Accruals	3.4

ARTICLE IV — ACCOUNT
Establishing a Participant’s Account	4.1
Basic Benefit Account	4.2
Deferral Account	4.3
Company Match Account	4.4
Gauge for Determining Benefits	4.5
Adjustments for the Grant Spin-Off and Grant Merger	4.6

ARTICLE V — VESTING
Deferrals	5.1
Basic Benefit and Company Match	5.2

ARTICLE VI — DISTRIBUTIONS
Death	6.1
Disability	6.2
Termination of Employment	6.3
Separation From Service	6.4
Specified Time	6.5
Forfeiture for Cause	6.6
Responsibility for Distributions and Withholding of Taxes	6.7
Distribution Determination Date	6.8

ARTICLE VII — ADMINISTRATION
Committee Appointment	7.1
Committee Organization and Voting	7.2
Powers of the Committee	7.3
Committee Discretion	7.4
Annual Statements	7.5
Reimbursement of Expenses	7.6

ARTICLE VIII — ADOPTION BY SUBSIDIARIES
Procedure for and Status After Adoption	8.1

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WEATHERFORD INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION
STOCK OWNERSHIP PLAN

Section
Termination of Participation by Adopting Subsidiary	8.2

ARTICLE IX — AMENDMENT AND/OR TERMINATION
Amendment or Termination of the Plan	9.1
No Retroactive Effect on Awarded Benefits	9.2
Effect of Termination	9.3

ARTICLE X — PAYMENT
Payments Under This Agreement Are the Obligation of the Company	10.1
Payments May Be Made to a Rabbi Trust	10.2
Participants Must Rely Only on the General Credit of the Company	10.3
Plan Unfunded	10.4

ARTICLE XI — MISCELLANEOUS
Limitation of Rights	11.1
Distribution to Minor or Incapacitated Person	11.2
Nonalienation of Benefits	11.3
Reliance Upon Information	11.4
Severability	11.5
Notice	11.6
Gender and Number	11.7
Compliance with Section 409A	11.8
Freezing of the Plan	11.9
Governing Law	11.10

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ARTICLE I
DEFINITIONS
     1.1 “Account” means all ledger accounts pertaining to a Participant which are maintained by the Committee to reflect the amount of deferred compensation due the Participant. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary:
          (a) Deferral Account — The Participant’s deferral, if any, between one percent and 7 1/2 percent of his Compensation.
          (b) Basic Benefit Account — The Company’s accrual of 7 1/2 percent of Compensation for each Participant, or such lesser amount as the Committee establishes pursuant to Section 3.4.
          (c) Company Match Account — The Company’s match equal to 100 percent of the Participant’s Deferral, if any, or such lesser amount as the Committee establishes pursuant to Section 3.4.
     1.2 “Assets” means assets of any kind owned by the Parent, including but not limited to securities of the Parent’s direct or indirect subsidiaries and the assets of the Parent’s direct or indirect subsidiaries.
     1.3 “Basic Benefit” means the accrual made by the Company for the benefit of a Participant equal to 7 1/2 percent of the Participant’s Compensation, or such lesser amount as the Committee establishes pursuant to Section 3.4.
     1.4 “Beneficiary” means a person or entity designated by the Participant under the terms of the Plan to receive any amounts distributed under the Plan upon the death of the Participant.
     1.5 “Board of Directors” means the Board of Directors of the Sponsor.
     1.6 “Change of Control” means the occurrence of any event set forth in any one of the following paragraphs of this Section 1.5:

     (i) any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (“Exchange Act”)), directly or indirectly, of 20 percent or more of either (A) the then outstanding Common Shares (the “Outstanding Parent Common Shares”) or (B) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;
     (ii) individuals, who, as of the date hereof, constitute the Parent Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Parent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least two-thirds of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Parent Board; or
     (iii) the consummation of a reorganization, merger, amalgamation, scheme of arrangement, exchange offer, consolidation or similar transaction of the Parent or any of its subsidiaries or the sale, transfer or other disposition of all or substantially all of the Assets (a “Corporate Transaction”), unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the individuals and Entities who were the beneficial owners, respectively, of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the Entity resulting from such Corporate Transaction (including, without limitation, an Entity which as a result of such transaction owns the Parent or all or substantially all of the Assets either directly or through one or more subsidiaries or Entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Parent Common Shares and the Outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding any Entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Parent or such Entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding common shares of the Entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such Entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least two-thirds of the members of the board of directors or other governing body of the Entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction; or
     (iv) Approval or adoption by the Parent Board or the shareholders of the Parent of a plan or proposal which could result directly or indirectly in the liquidation,

transfer, sale or other disposal of all or substantially all of the Assets or the dissolution of the Parent.
     1.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     1.8 “Committee” means the persons who are from time to time serving as members of the committee administering the Plan.
     1.9 “Common Shares” means the common shares, U.S. $1.00 par value, of the Parent.
     1.10 “Company” means the Sponsor and any Subsidiary that adopts the Plan.
     1.11 “Company Match” means the 100 percent match which the Company accrues with respect to the amount deferred during a Plan Year by a Participant under the Plan, or such lesser amount as the Committee establishes pursuant to Section 3.4.
     1.12 “Compensation” means any remuneration paid (including by way of grant) to a Participant by the Company during the portion of the Plan Year in which he is eligible to participate in the Plan, or that would have been paid (including by way of grant) to a Participant during such portion of the Plan Year by the Company but for the Participant’s election to make a Deferral under the Plan or his deferrals under a cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code, including and limited to regular base pay, merit and incentive bonuses (other than bonuses paid by the Company with respect to services for a predecessor employer that has not adopted the Plan or with respect to services performed by the Participant prior to his employment by the Company, as determined by the Committee in its sole discretion), commissions, short-term disability pay, vacation pay paid while the Participant is employed by the Company, vacation pay paid upon a Participant’s termination of employment, and retention bonuses. Compensation does not include sign-on bonuses, foreign service premiums or bonuses, position allowances, location coefficient payments, housing allowances, car allowances, goods and services allowances, tax gross-up payments, hypothetical tax payments, expense reimbursements, travel allowances or bonuses, cash and non-cash fringe benefits, severance pay, relocation allowances or expense reimbursements, deferred compensation (such as income as a result of the exercise of a stock option or stock appreciation right), or benefits under any pension plan or welfare plan as defined in ERISA (whether or not paid under a program that is subject to regulation under ERISA).
     1.13 “Corporate Transaction” has the meaning given to such term in Section 1.6.
     1.14 “Deferral” means the amount of Compensation deferred under a deferral election made by a Participant under Section 3.2.
     1.15 “Deferred Compensation Ledger” means the ledger maintained by the Committee for each Participant which reflects the amount of Compensation deferred by the Participant under the Plan, the Company Basic Benefit and the Company Match provided under the Plan, and the amount of earnings and losses credited on each of these amounts.
     1.16 “Disability” means a physical or mental condition that prevents the Participant from earning a reasonable livelihood with any Company and which was not the result of having engaged in a felonious criminal enterprise, alcoholism, addiction to narcotics or service in the U.S. Armed Forces. The Committee’s determination of a Participant’s Disability shall be in its sole discretion and shall be final. However, in the case of Section 409A Amounts, a Participant shall not be treated as having a Disability unless, in addition to the foregoing requirements, either (a) the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Participant has a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and for which the Participant has received income replacement benefits for a period of at least three months under an accident or health plan covering employees of the Company.
     1.17 “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     1.18 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     1.19 “Grandfathered Amounts” means amounts credited under the Plan that were earned and vested as of December 31, 2004 within the meaning of Section 409A, and earnings and losses thereon.
     1.20 “Grant Merger” means the merger of Grant Prideco, Inc. into NOV Sub, Inc. pursuant to the Agreement and Plan of Merger by and among National Oilwell Varco, Inc., NOV Sub, Inc. and Grant Prideco, Inc. dated as of December 16, 2007.
     1.21 “Grant Spin-Off” means the distribution by the Sponsor to its stockholders of all the outstanding shares of stock of Grant Prideco, Inc.
     1.22 “Grant Stock” means the common stock, U.S. $.01 par value, of Grant Prideco, Inc.
     1.23 “NOV” means National Oilwell Varco, Inc., a Delaware corporation.
     1.24 “NOV Shares” means the shares of common stock of NOV, which, for accounting purposes only, are to be considered credited to a Participant’s NOV Share Account. At no time shall NOV Shares be considered as actual shares of common stock of NOV and a Participant shall have no rights as a stockholder with respect to the NOV Shares.

     1.25 “Parent” means Weatherford International Ltd., a Bermuda exempted company, or any successor to Weatherford International Ltd., including but not limited to any Entity into which Weatherford International Ltd. is merged, consolidated or amalgamated or any Entity otherwise resulting from a Corporate Transaction.
     1.26 “Parent Board” means the Board of Directors of the Parent.
     1.27 “Participant” means an employee of a Company who is eligible for and is participating in the Plan.
     1.28 “Person” has the meaning given such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Parent or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Parent or any of its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering by the Parent of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the shareholders of the Parent in the same proportions as their ownership of the Common Shares.
     1.29 “Plan” means the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan set out in this document, as amended from time to time.
     1.30 “Plan Year” means a one-year period which coincides with the calendar year.
     1.31 “Retirement” means the retirement of a Participant from any Company covered by the Plan on or after attaining age 60 under its retirement policy.
     1.32 “Section 409A” means section 409A of the Code and the Department of Treasury rules and regulations issued thereunder.

     1.33 “Section 409A Amounts” means all amounts credited under the Plan other than Grandfathered Amounts.
     1.34 “Separation From Service” has the meaning ascribed to that term in Section 409A.
     1.35 “Specified Employee” has the meaning ascribed to that term in Section 409A.
     1.36 “Sponsor” means Weatherford International, Inc., the sponsor of the Plan, or any successor to Weatherford International, Inc., including but not limited to any Entity into which Weatherford International, Inc. is merged, consolidated or amalgamated, or any Entity otherwise resulting from a Corporate Transaction.
     1.37 “Subsidiary” means any majority-owned subsidiary of the Parent or any majority-owned subsidiary thereof, or any other Entity in which the Parent owns, directly or indirectly, a significant financial interest provided that the Chief Executive Officer of the Parent designates such Entity to be a Subsidiary for purposes of this Plan.
     1.38 “Trustee” means collectively or individually one or more corporations with trust powers which have been appointed by the Sponsor and have accepted the duties of trustee of the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Trust, and all successors appointed by the Sponsor.
     1.39 “Vesting Date” means September 30 (December 31 in the case of Plan Years commencing on or before January 1, 2000) of each Plan Year.
     1.40 “Year of Service” means, except as specified below, 365 days of employment with the Sponsor or a Subsidiary while a Participant. Notwithstanding the foregoing to the contrary, (i) a Participant who in his initial year of participation in the Plan has not completed a full Year of Service on the Vesting Date coincident with or next following his entry into the Plan and who is employed by the Sponsor or a Subsidiary on such Vesting Date, shall be credited with the number of days of service as is necessary to provide him with a full Year of Service on such Vesting Date and (ii) a person (other than a Participant in his initial Year of Service) who (a) is a Participant in the Plan as of the September 30, 2001 Vesting Date, (b) would have completed 365 days of employment with the Sponsor or a Subsidiary during the 2001 Plan Year between October 1, 2001 and December 31, 2001 and (c) is employed by the Sponsor or a Subsidiary on such Vesting Date shall be credited with the number of days of service as is necessary to provide him with a full Year of Service on such Vesting Date. Any employment with Grant Prideco, Inc. or its affiliates before April 15, 2005, shall be treated as employment with the Sponsor. Years of service under the Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan shall be treated as Years of Service.

ARTICLE II
ELIGIBILITY
     The employees eligible to participate in the Plan include the key employees of the Sponsor and each Subsidiary, who are in a select group of management or are highly compensated employees, as determined by the Committee from time to time. The Committee shall notify each Participant of his eligibility to participate in the Plan. Except as specified below, each Participant in the Plan during a Plan Year shall continue to participate in the Plan unless the Committee shall have notified the Participant prior to the beginning of the next Plan Year that he will not participate in the Plan for that Plan Year. The Committee may at any time during a Plan Year notify a Participant that he shall not participate in the Plan after the expiration of such Plan Year. A former Participant who has been notified that he will no longer participate in the Plan, but who remains in the employ of the Company, shall retain the balance in his Accounts under the terms of the Plan, but no additional amounts shall be credited to his Accounts during the period in which he is not an eligible Participant in the Plan.

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ARTICLE III
DEFERRALS AND BENEFIT ACCRUALS
     3.1 Basic Benefit Accrual. Subject to Section 3.4, the Company shall accrue an amount for the benefit of each Participant equal to 7 1/2 percent of the Participant’s Compensation for the Plan Year.
     3.2 Deferral Election. A Participant may elect, within 30 days of notification that he is first eligible to participate in the Plan, and thereafter not later than December 1 preceding the next Plan Year, the percentage, if any, of his Compensation that is to be deferred under the Plan. A Participant may defer a minimum of one percent but not more than 7 1/2 percent (in 1/2 percent increments) of his Compensation for the Plan Year. A Participant may only defer Compensation that has not yet been paid to him. Prior to the election period the Committee shall notify all eligible Participants of their right to make a deferral election. Once an election has been made as to the percentage to be deferred, it becomes irrevocable for the Plan Year. The election to defer a percentage of Compensation shall be effective only upon the timely receipt by the Committee of the Participant’s percentage deferral election on such form as will be determined by the Committee from time to time. If a timely election form is not received, the Participant shall be deemed to have elected not to defer any part of his Compensation for that Plan Year. Except with respect to the election by a newly eligible Participant as described above, if the Committee fails to receive a properly filed election form on or prior to December 1 of the year immediately preceding the Plan Year to which the election applies, revoking or modifying a prior election, the prior election shall remain in effect. An election to defer for one Plan Year shall remain effective for subsequent Plan Years until modified or revoked in accordance with this Section 3.2.

III-1

     3.3 Company Match Accrual. Subject to Section 3.4, the Company shall award each Participant who elects to defer a portion of his Compensation under the Plan with an amount equal to 100 percent of the amount that is deferred by him.
     3.4 Reduction of Accruals. The Committee may reduce the percentage of the Basic Benefit accrual and/or the Company Match accrual upon written notice to a Participant. Such reduction shall apply only as to Plan Years following such notice, or in the case of a new Participant, beginning on the date that the Participant first receives credit under Section 3.1, 3.2 or 3.3.

III-2

ARTICLE IV
ACCOUNT
     4.1 Establishing a Participant’s Account. The Committee shall establish an Account for each Participant in a special Deferred Compensation Ledger which shall be maintained by the Company. The Account shall reflect the amount of the Company’s obligation to the Participant at any given time.
     4.2 Basic Benefit Account. The Basic Benefit shall be credited to each Participant’s Basic Benefit Account as of the last day of each month of each Plan Year for the accrual attributable to Compensation paid during that month.
     4.3 Deferral Account. The amount deferred by a Participant, if any, shall be credited to each Participant’s Deferral Account as of the last day of each month in which the Participant would have received the amount deferred but for his election to defer.
     4.4 Company Match Account. The Company Match shall be credited to each Participant’s Company Match Account coincident with the allocation of the Participant’s Deferral to the Participant’s Deferral Account.
     4.5 Gauge for Determining Benefits. Except as specified in Section 4.6, the Basic Benefit, Deferral and Company Match described in Sections 4.2, 4.3 and 4.4, shall be deemed to be credited in non-monetary units equal to the number of whole Common Shares that could have been purchased at a price equal to the average closing sale price of a Common Share during the calendar month for which the credit is made as reported by the principal national securities exchange on which the Common Shares are then listed, if the Common Shares are listed on a national securities exchange, or the average of the bid and asked price of a Common Share during such month as reported in the National Association of Securities Dealers Automated Quotation National Market System (or successor system) listing if the Common Shares are not

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then listed on a national securities exchange, provided that if no such closing price or quotes are so reported during that month or if, in the discretion of the Committee, another means of determining the fair market value of the Common Shares for such month shall be necessary and advisable, the Committee may provide for another means of determining such value, and in monetary units for any amount that is less than the value of a whole share. Any monetary unit credited to an Account will be added to the next such amount credited to the Account and converted into a non-monetary unit as quickly as possible. The value of each unit credited to an Account and therefore the ultimate value of the deferred compensation payable to each Participant will increase or decrease in proportion to the change in the value of a Common Share between the date of the initial crediting of a unit and the date that the unit is valued for distribution under Article VI of the Plan.
     4.6 Adjustments for the Grant Spin-Off and Grant Merger. Following the Grant Spin-Off, each Participant’s Account was deemed credited with one non-monetary unit equal to one share of Grant Stock for every one non-monetary unit equal to one share of common stock of the Sponsor that was deemed to be credited to his Account as of the date of the Grant Spin-Off or subsequently credited to his Account for Compensation earned through the date of the Grant Spin-Off. Effective April 22, 2008, units equal to shares of Grant Stock deemed credited to Participants’ Accounts were converted into a certain number of units equal to NOV Shares. Upon the Grant Merger, the Committee credited to a Participant’s Account non-monetary units equal to NOV Shares in an amount equal to the number of units representing shares of Grant Stock credited to the Participant’s Account multiplied by .781546.

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ARTICLE V
VESTING
     5.1 Deferrals. A Participant shall have a 100 percent nonforfeitable interest in his Deferrals under the Plan at all times. A Participant will also have a 100 percent nonforfeitable interest in any increase or decrease in the Deferral as a result of the change in the value of the non-monetary units after his Deferral has been initially credited.
     5.2 Basic Benefit and Company Match. Upon his Retirement, death or Disability, a Participant will have a 100 percent nonforfeitable interest in the Basic Benefit and Company Match credited to his Account together with any increase or decrease in the accruals as a result of the change in the value of the non-monetary units after they have been initially credited, except for the events of forfeiture described in Section 6.6. In addition, a Participant’s interest in the Basic Benefit and Company Match credited to his Account together with any increase or decrease in the accruals as a result of the change in the value of the non-monetary units after they have been initially credited shall vest on the Vesting Date at the rate set out in the vesting schedule below, subject to earlier vesting upon the occurrence of a Change of Control as provided in this Section 5.2, or upon termination of the Plan as provided in Section 9.3, or pursuant to Section 11.9, except for events of forfeiture described in Section 6.6.

Completed Years of Service
As of the Vesting Date	Percentage Vested
Less than one year	0
One but less than two	20
Two but less than three	40
Three but less than four	60
Four but less than five	80
Five or more	100

V-1

     Upon the occurrence of a Change of Control, the Basic Benefit and Company Match credited to a Participant’s Account together with any increase or decrease in the accruals as a result of the rise in the value of the non-monetary units after they have been initially credited will, to the extent not previously vested, be fully and immediately 100% vested.

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ARTICLE VI
DISTRIBUTIONS
     6.1 Death. Upon the death of a Participant, the Participant’s Beneficiary or Beneficiaries shall receive the value of the amounts credited to the Participant’s Accounts in the Deferred Compensation Ledger determined under Section 6.8, and the distribution shall be made in Common Shares. Notwithstanding the foregoing, to the extent that NOV Shares were deemed credited to the Participant’s Account in connection with the Grant Merger, the Committee may cause NOV Shares to be distributed to his Beneficiary or Beneficiaries. The distribution shall be made within 30 days after the Participant’s death.
     Each Participant, upon notification of his participation in the Plan, shall file with the Committee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant shall be made in the event of his death prior to the distribution of the amount credited to his Accounts in the Deferred Compensation Ledger. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise ceased to exist, the Beneficiary will be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate. Any Beneficiary designation that designates any person or entity other than the Participant’s spouse must be consented to in writing by the spouse in a form acceptable to the Committee in order to be effective.

     6.2 Disability. Upon the Disability of a Participant while the Participant is employed by the Company, the Participant shall receive the value of the amounts credited to the Participant’s Accounts in the Deferred Compensation Ledger determined under Section 6.8, and the distribution shall be made in Common Shares. Notwithstanding the foregoing, to the extent that units representing NOV Shares were deemed credited to the Participant’s Account in connection with the Grant Merger, the Committee may cause NOV Shares to be distributed to him. The distribution shall be made within 30 days after the Participant incurs a Disability.
     6.3 Termination of Employment. Within 30 days of the termination a Participant’s employment with the Company for any reason other than his death or his Disability, the Participant shall receive the value of the Grandfathered Amounts credited to his Accounts in the Deferred Compensation Ledger determined under Section 6.8. The distribution shall be made in Common Shares. Notwithstanding the foregoing, to the extent that units representing NOV Shares were deemed credited to the Participant’s Account in connection with the Grant Merger, the Committee may cause NOV Shares to be distributed to him.
     6.4 Separation From Service. In addition to any amounts payable under Section 6.3, in the event of the termination of a Participants employment with the Company (for any reason other than death or Disability), he shall be entitled to receive the vested portion of the Section 409A Amounts credited to his Accounts in the Deferred Compensation Ledger. The distribution of such Section 409A Amounts shall be made within 30 days after the Participant’s Separation From Service if the Participant is not a Specified Employee or on the date that is six months following his Separation From Service is he is a Specified Employee. Any distribution under this Section 6.4 shall be made in Common Shares. Notwithstanding the foregoing, to the extent that units representing NOV Shares were deemed credited to the Participant’s Account in connection with the Grant Merger, the Committee may cause NOV Shares to be distributed to him. Any Section 409A Amounts credited to a Participant’s Accounts that are not vested at the time of the Participant’s Separation From Service shall be forfeited.
     6.5 Specified Time. Notwithstanding any other provision of the Plan, if the death of the Participant, the Disability of the Participant, the termination of employment of the Participant, or the Separation From Service of the Participant, as applicable, does not occur before January 1, 2017, the amounts (including shares) then deemed credited to the Participant’s Accounts in the Deferred Compensation Ledger determined under Section 6.8 shall be distributed to the Participant on January 1, 2017 in Common Shares. Notwithstanding the foregoing, to the extent that units representing NOV Shares were deemed credited to the Participant’s Account in connection with the Grant Merger, the Committee may cause NOV Shares to the distributed to him.
     6.6 Forfeiture for Cause. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a former Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company which damaged the Company, or for disclosing trade secrets of the Company, the entire amount credited to his Basic Benefit Account and Company Match Account in the Deferred Compensation Ledger shall be forfeited even though it may have been previously vested. The decision of the Committee as to the cause of a former Participant’s discharge and the damage done to the Company shall be final. No decision of the Committee shall affect the finality of the discharge of the Participant by the Company in any manner.

     6.7 Responsibility for Distributions and Withholding of Taxes. The Committee shall furnish information to the Company last employing the Participant concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the rabbi trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld and paid to the appropriate authority. If a Participant earns deferred compensation under the Plan while in the service of more than one Company, each Company for which the Participant worked shall pay the amount attributable to the period the Participant was in the service of that Company, except to the extent the Company paid an amount to the Trust which was paid the Participant.
     6.8 Distribution Determination Date. For purposes of all distributions described in this Article VI, the determination date shall be the date of the actual distribution to the Participant or his Beneficiary, and the number of shares issued shall be equal to the vested non-monetary units credited to the Participant’s Accounts.

ARTICLE VII
ADMINISTRATION
     7.1 Committee Appointment. The Committee consisting of not less than two persons shall be appointed by the Board of Directors. Each Committee member shall serve until his or her resignation or removal. The Board of Directors shall have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.
     7.2 Committee Organization and Voting. The Committee shall select from among its members a chairman who shall preside at all of its meetings and shall elect a secretary without regard to whether that person is a member of the Committee. The secretary shall keep all records, documents and data pertaining to the Committee’s supervision and administration of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant shall not vote or act on any matter relating solely to himself.
     7.3 Powers of the Committee. The Committee shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:
          (a) to make rules and regulations for the administration of the Plan;
          (b) to construe or interpret all terms, provisions, conditions and limitations of the Plan;

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          (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect;
          (d) to designate the persons eligible to become Participants;
          (e) to determine all controversies relating to the administration of the Plan, including but not limited to:
               (1) differences of opinion arising between the Company and a Participant; and
               (2) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties at interest; and
          (f) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.
     7.4 Committee Discretion. The Committee in exercising any power or authority granted under the Plan or in making any determination under the Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties and shall not be subject to de novo review.
     7.5 Annual Statements. The Committee shall cause each Participant to receive an annual statement as soon as administratively feasible after the conclusion of each Plan Year containing a statement of the Participant’s Accounts in the Deferred Compensation Ledger through the end of that Plan Year. The statement shall include a report of the Basic Benefit, the Participant Deferral and Company Match, if any, and the number of units credited to the Accounts for that Plan Year.
     7.6 Reimbursement of Expenses. The Committee shall serve without compensation for its services but shall be reimbursed by the Sponsor for all expenses properly and actually incurred in the performance of its duties under the Plan.

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ARTICLE VIII
ADOPTION BY SUBSIDIARIES
     8.1 Procedure for and Status After Adoption. Any Subsidiary may, with the approval of the Committee, adopt the Plan by appropriate action of its board of directors. The terms of the Plan will apply separately to each Subsidiary adopting the Plan and its Participants in the same manner as is expressly provided for the Sponsor and its Participants except that the powers of the Board of Directors and the Committee under the Plan shall be exercised by the Board of Directors alone. The Sponsor and each Subsidiary that adopts the Plan shall bear the cost of providing plan benefits for its own Participants. It is intended that the obligation of the Sponsor and each Subsidiary with respect to its Participants shall be the sole obligation of the Company that is employing the Participant and shall not bind any other Company.
     8.2 Termination of Participation By Adopting Subsidiary. Any Subsidiary that adopts the Plan may, by appropriate action of its board of directors, terminate its participation in the Plan. The Committee may, in its discretion, also terminate a Subsidiary’s participation in the Plan at any time. The termination of the participation in the Plan by a Subsidiary shall not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to amounts and/or units previously standing to his credit in his Accounts in the Deferred Compensation Ledger.

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ARTICLE IX
AMENDMENT AND/OR TERMINATION
     9.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time by an instrument in writing without the consent of any adopting Company or any Participant.
     9.2 No Retroactive Effect on Awarded Benefits. No amendment shall affect the rights of any Participant to the amounts and/or units then standing to his credit in his Accounts in the Deferred Compensation Ledger. However, the Board of Directors shall retain the right to change at any time and in any manner the method of calculating all Basic Benefits to be accrued in the future, the vesting schedules, all amounts deferred by a Participant and all amounts matched by the Company and the gauge to be used to determine future increases or decreases in amounts accrued or deferred after the date of the amendment, if it has been announced to the Participants.
     9.3 Effect of Termination. If the Plan is terminated, all amounts of Basic Benefits accrued by the Company, deferred by Participants and matched by the Company and credited to a Participant’s Accounts shall immediately vest as if the Participant were entitled to and did retire on the date the Plan terminated. Distribution of Grandfathered Amounts would then commence in accordance with Section 6.3. However, the forfeiture provisions of Section 6.6 would continue to apply until the actual date of distribution. Distribution of Section 409A Amounts shall not be accelerated pursuant to the termination of the Plan.

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ARTICLE X
PAYMENT
     10.1 Payments Under This Agreement Are the Obligation of the Company. The Company shall be liable for all benefits due the Participants under the Plan.
     10.2 Payments May Be Made to a Rabbi Trust. It is specifically recognized by both the Company and the Participants that under all circumstances, the rights of the Participants to the assets held in the trust, if any, shall be no greater than the rights expressed in this agreement. Nothing contained in the trust agreement which creates the trust shall constitute a guarantee by any Company or the Parent that the amounts transferred by such Company to the trust shall be sufficient to pay any benefits under the Plan or would place the Participant in a secured position ahead of judgment and/or general creditors should the Company or the Parent become insolvent or bankrupt. Any trust agreement prepared under the Plan must specifically set out these principles so it is clear in that trust agreement that the Participants in the Plan are only unsecured general creditors of the Company and the Parent in relation to their benefits under the Plan.
     10.3 Participants Must Rely Only on the General Credit of the Company. It is also specifically recognized by both the Company and the Participants that the Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company and the Parent for the fulfillment of its obligations under the Plan. Under all circumstances the rights of Participants to any asset held by the Company or the Parent shall be no greater than the rights expressed in the Plan. Nothing contained in the Plan shall constitute a guarantee by the Company or the Parent that the assets of the Company or the Parent will be sufficient to pay any benefits under the Plan or would place the Participant in a secured position ahead of general creditors and judgment creditors of the Company or the Parent. Although the Company has established or become a signatory to a rabbi trust to accumulate assets to fulfill its

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obligations under the Plan, the maintenance of the Plan and the rabbi trust shall not create any lien, claim, encumbrance, right, title or other interest of any kind in any Participant in any asset held by the Company or the Parent, contributed to any trust created, or otherwise be designated to be used for payment of any of its obligations created in this agreement. No specific assets of the Company or the Parent have been or will be set aside, or will be transferred to the trust or will be pledged for the performance of the Company’s and the Parent’s obligations under the Plan which would remove those assets from being subject to the general creditors and judgment creditors of the Company or the Parent.
     10.4 Plan Unfunded. It is intended that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

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ARTICLE XI
MISCELLANEOUS
     11.1 Limitation of Rights. Nothing in the Plan will be construed:
          (a) to give any employee of any Company any right to be designated a Participant in the Plan;
          (b) to give a Participant any right with respect to the Basic Benefit accrued, the Deferral, or the Company Match accrued except in accordance with the terms of the Plan;
          (c) to limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time;
          (d) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or
          (e) to give a Participant or any other person claiming through him any interest or right under the Plan other than that of any unsecured general creditor of the Company.
     11.2 Distribution to Minor or Incapacitated Person. If the Committee determines that any person to whom a payment is due is a minor or unable to care for his affairs because of physical or mental disability, it shall have the authority to cause his payments under the Plan to be made to his parent, legal guardian, spouse, brother, sister or other person whom the Committee determines. The Committee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and the obligations of the Company and the Committee.
     11.3 Nonalienation of Benefits. No right or benefit provided in the Plan shall be transferable by the Participant except, upon his death, to a named Beneficiary as provided in the Plan. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.
     11.4 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s independent accountants or other advisors in connection with the administration of the Plan shall be deemed to have been taken in good faith.
     11.5 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     11.6 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.
     11.7 Gender and Number. If the context requires it, words of one gender when used in the Plan will include the other genders, and words used in the singular or plural will include the other.
     11.8 Compliance with Section 409A. Except with respect to Grandfathered Amounts, the Plan shall be operated in compliance with Section 409A and the provisions of the Plan shall be construed in accordance with Section 409A. Except with respect to Grandfathered Amounts, the terms of this Agreement reflect the manner in which the Plan has been operated in good faith compliance with Section 409A since January 1, 2005.
     11.9 Freezing of the Plan. Notwithstanding any other provisions of the Plan to the contrary, effective as of December 31, 2008, no further individuals shall become Participants in the Plan, and there shall be no further benefit accruals or deferral of Compensation under the Plan after December 31, 2008, unless and until the Board of Directors determines otherwise and any election to defer such Compensation made prior to such date shall have no effect following such date. Further, as of December 31, 2008, each Participant shall have a fully nonforfeitable and vested interest in all amounts attributable to the Basic Benefit and Company Match credited to his Account as of December 31, 2008.
     11.10 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

     IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on the 31st day of December, 2008.

WEATHERFORD INTERNATIONAL, INC.

By:	/s/ Bernard J. Duroc-Danner

Title:	President